Exhibit 4.2

STOCK PURCHASE AND SALE AGREEMENT

THIS STOCK PURCHASE AND SALE AGREEMENT (“Agreement”) is made as of November 13, 2018, by and among the purchasers listed on Exhibit A attached hereto (each, a “Buyer” and collectively, the “Buyers”), C.P. Pharmaceuticals International C.V., a commanditaire vennootschap organized under the laws of the Netherlands (“Seller”), and ICU Medical, Inc., a Delaware corporation (the “Company”).

WHEREAS, subject to the terms hereof, Seller desires to sell an aggregate of 2,250,000 shares of common stock, $0.10 par value per share, of the Company (such shares are referred to collectively herein as the “Shares”), to the Buyers, and the Buyers, severally and not jointly, desire to purchase from Seller, the Shares.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

SECTION 1. SALE AND TRANSFER OF SHARES

1.1 Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 7), Seller shall sell to each Buyer, and each Buyer shall purchase from Seller, that number of Shares set forth opposite such Buyer’s name on Exhibit A to this Agreement (the “Purchased Shares”) at a purchase price of $209.25 per share, for the aggregate purchase price set forth opposite such Buyer’s name on such exhibit (the “Aggregate Purchase Price”).

SECTION 2. REPRESENTATIONS AND WARRANTIES AND COVENANTS OF SELLER

Seller represents, warrants and covenants to each Buyer that:

2.1 Title to Shares. Seller is the owner, beneficially and of record, of all the Shares to be sold by Seller under this Agreement and has good and marketable right, title and interest in and to all the Shares, free and clear of all liens, encumbrances, security agreements, claims, charges and restrictions, including, without limitation, any right of first refusal, preemptive, tag-along or other comparable obligations or restrictions. Upon payment for the Shares in accordance with this Agreement, Seller will convey the Shares to the Buyers, and the Buyers shall acquire good and marketable title to such Shares, free and clear of all liens, pledges, security interests, charges, contractual obligations, transfer restrictions, claims or encumbrances of any kind (other than any of the foregoing created by any Buyer or imposed by applicable securities laws).

2.2 Authority and Consents. Seller has the right, power, legal capacity and authority to enter into and perform Seller’s obligations under this Agreement, and no approvals or consent of any governmental or regulatory authority or other persons is necessary in connection herewith. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except (a) as may be limited by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as may be limited by the effect of rules of law governing the availability of equitable remedies.

2.3 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a violation or breach by Seller of, or constitute a default by the Seller under, any applicable law, rule or regulation, any provision of its organizational documents or any agreement, instrument, decree, judgment or order to which Seller is a party or by which Seller may be bound. There is no action, suit, proceeding or investigation pending against Seller or, to Seller’s knowledge, currently threatened that questions the validity of this Agreement, or the right of Seller to enter into this Agreement or to consummate the transaction contemplated hereby or that may otherwise have an adverse effect on the ability of Seller to comply with or perform any of its obligations under this Agreement.

2.4 Sophisticated Seller. The Seller (a) is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement, (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares, (c) has negotiated this Agreement on an arm’s-length basis and has had an opportunity to consult with its legal, tax and financial advisors concerning this Agreement and its subject matter and (d) has independently and without reliance upon the Buyers, and based on such information and the advice of such advisors as the Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Seller acknowledges that none of the Buyers or any of their respective affiliates is acting as a fiduciary or financial or investment adviser to the Seller, and none of such persons has given the Seller any investment advice, opinion or other information on whether the sale of the Shares is prudent. The Seller further acknowledges that (i) the Buyers currently may have, and later may come into possession of, material non-public information with respect to the Company that is not known to the Seller and that may be material to a decision to sell the Shares (“Buyer Excluded Information”), (ii) the Seller has determined to sell the Shares notwithstanding its lack of knowledge of the Buyer Excluded Information, (iii) the price for the Shares may significantly appreciate or depreciate over time and by agreeing to sell the Shares to the Buyers pursuant to this Agreement, the Seller is giving up the opportunity to sell the Shares at a higher price in the future and (iv) the Buyers shall have no liability to the Seller, and the Seller to the fullest extent of the law waives and releases any claims, whether known or unknown, that it might have against any Buyer (or its respective affiliates or agents), whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Buyer Excluded Information in connection with the sale of the Shares and the transactions contemplated by this Agreement. The Seller understands that the Buyers will rely on the accuracy and truth of the foregoing representations, and the Seller hereby consents to such reliance.

2.5 Taxes. Seller agrees and understands that Seller alone shall be responsible for the payment of all U.S. local, state and/or federal income and transfer taxes on the consideration received by Seller pursuant to this Agreement and any penalties or assessments thereon.

SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYERS

Each Buyer, severally and not jointly, represents, warrants and covenants to the Seller that:

3.1 Authority and Consents. Such Buyer has the right, power, legal capacity and authority to enter into and perform such Buyer’s obligations under this Agreement, and no approvals or consent of any governmental or regulatory authority or other persons is necessary in connection herewith. This Agreement constitutes the legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms, except (a) as may be limited by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as may be limited by the effect of rules of law governing the availability of equitable remedies.

3.2 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a violation or breach by such Buyer of, or constitute a default by such Buyer under, any applicable law, rule or regulation, any provision of its organizational documents or any agreement, instrument, decree, judgment or order to which such Buyer is a party or by which such Buyer may be bound. There is no action, suit, proceeding or investigation pending against such Buyer or, to such Buyer’s knowledge, currently threatened that questions the validity of this Agreement, or the right of such Buyer to enter into this Agreement or to consummate the transaction contemplated hereby or that may otherwise have an adverse effect on the ability of such Buyer to comply with or perform any of its obligations under this Agreement.

3.3 Purchase Entirely for Own Account. The Shares to be acquired by such Buyer will be acquired for investment for such Buyer’s own account and not with a view to the resale or distribution of any part thereof, and such Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Buyer further represents that such Buyer does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

3.3 Restricted Securities. Such Buyer understands that the Shares will be “restricted securities” under applicable U.S. federal and state laws (and may bear a legend to that effect) and that, pursuant to these laws, such Buyer must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission (the “SEC”) and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Buyer further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the holding period for the Shares and requirements relating to the Company which are outside of such Buyer’s control.

3.5 Accredited Investor. Such Buyer is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

3.6 Sophisticated Buyer. Such Buyer (a) is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement, (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Shares, (c) has negotiated this Agreement on an arm’s-length basis and has had an opportunity to consult with its legal, tax and financial advisors concerning this Agreement and its subject matter and (d) has independently and without reliance upon the Seller, and based on such information and the advice of such advisors as such Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Buyer acknowledges that neither the Seller nor any of its affiliates is acting as a fiduciary or financial or investment adviser to such Buyer, and none of such persons has given such Buyer any investment advice, opinion or other information on whether the purchase of the Shares is prudent. Such Buyer further acknowledges that (i) the Seller currently may have, and later may come into possession of, material non-public information with respect to the Company that is not known to such Buyer and that may be material to a decision to buy the Shares (“Seller Excluded Information”), (ii) such Buyer has determined to buy the Shares notwithstanding its lack of knowledge of the Seller Excluded Information, (iii) the price for the Shares may significantly appreciate or depreciate over time and by agreeing to buy the Shares from the Seller pursuant to this Agreement, such Buyer is giving up the opportunity to buy the Shares at a lower price in the future and (iv) the Seller shall have no liability to such Buyer, and such Buyer to the fullest extent of the law waives and releases any claims, whether known or unknown, that it might have against the Seller (or its respective affiliates or agents), whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Seller Excluded Information in connection with the purchase of the Shares and the transactions contemplated by this Agreement. Such Buyer understands that the Seller will rely on the accuracy and truth of the foregoing representations, and such Buyer hereby consents to such reliance.

SECTION 4. COVENANTS OF THE COMPANY

The Company covenants that:

4.1 Registration. The Company agrees to file the Registration Statement (as defined below) on the Closing Date (as defined below). The Company shall use its reasonable best efforts and take all actions required or reasonably requested by a Buyer to maintain the effectiveness of the Registration Statement in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder until the earlier of (a) the date on which the Buyers have notified the Company that the Shares have been sold and (b) such time as all Shares are eligible for immediate sale in a single transaction pursuant to Rule 144 (or any successor provision) with no volume or other restrictions or limitations under Rule 144 (or any such successor provision) (and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1)).

SECTION 5. CONDITIONS PRECEDENT TO BUYERS’ PERFORMANCE

The obligations of each Buyer under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set forth below in this Section 5. Each Buyer may severally, on its own behalf, waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by such Buyer of any of its other rights or remedies, at law or in equity, if Seller shall be in default of any of its representations, warranties or covenants under this Agreement.

5.1 Accuracy of Seller’s Representations and Warranties. All representations and warranties of the Seller contained in this Agreement shall be true and correct on and as of the Closing Date as though made on and as of that date.

5.2 Performance by Seller. The Seller shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller, as applicable, on or before the Closing Date.

5.3 Registration. The Company shall have filed with the SEC, under the Securities Act, a registration statement on Form S-3 pursuant to General Instruction I.D. thereto that shall have become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, relating to the resale by the Buyers of the Shares (the “Registration Statement”).

SECTION 6. CONDITIONS PRECEDENT TO SELLER’S PERFORMANCE

The obligations of Seller under this Agreement to a Buyer are subject to the satisfaction, at or before the Closing, of all the conditions set forth below in this Section 6. Seller may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Seller of any of its other rights or remedies, at law or in equity, if such Buyer shall be in default of any of its representations, warranties or covenants under this Agreement.

6.1 Accuracy of Buyer’s Representations and Warranties. All representations and warranties of such Buyer contained in this Agreement shall be true and correct on and as of the Closing Date as though made on and as of that date.

6.2 Performance by Buyer. Such Buyer shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, or complied with by such Buyer, on or before the Closing Date.

SECTION 7. CLOSING

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures on November 15, 2018, or at such other time and place as the parties may agree to in writing. That date of the Closing is herein called the “Closing Date.”

7.1 Obligations of Buyers. At the Closing, each Buyer shall deliver to Seller a wire transfer of immediately available funds to an account designated by Seller, in the amount of such Buyer’s Aggregate Purchase Price.

7.2 Obligations of Seller. Upon confirmation of receipt of each Buyer’s Aggregate Purchase Price, the Seller shall immediately instruct the Company’s transfer agent (i) to cause such Buyer’s Purchased Shares to be delivered by crediting such Buyer’s Purchased Shares to the accounts designated by such Buyer and (ii) within one business day, to provide a transaction notice to such Buyer reflecting such Buyer’s Purchased Shares credited in the Direct Registration System (DRS).

SECTION 8. INDEMNIFICATION

8.1 The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Buyer (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls such Buyer (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations with respect to the Registration Statement, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Buyer furnished in writing to the Company by such Buyer expressly for use therein. The Company shall notify such Buyer promptly of the institution, threat or assertion of any proceeding arising from or in connection with the Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Buyer.

8.2 Each Buyer (to the extent a seller under the Registration Statement) shall, severally and not jointly with any other Buyer, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Buyer furnished in writing to the Company by such Buyer expressly for use therein. In no event shall the liability of any Buyer be greater in amount than the dollar amount of the net proceeds received by such Buyer upon the sale of the Shares giving rise to such indemnification obligation.

SECTION 9. MISCELLANEOUS

9.1 Finder’s or Broker’s Fees. Each party represents and warrants that it has dealt with no broker or finder in connection with any transaction contemplated by this Agreement and, as far as it knows, no broker or other person is entitled to any commission or finder’s fee in connection with any of these transactions. Each party agrees to indemnify and hold harmless the other parties from and against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage, commission or finder’s fee alleged to be payable because of any act, omission or statement of the indemnifying party.

9.2 Effect of Headings. The subject headings of the sections of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

9.3 Entire Agreement; Modification; Waiver. This Agreement, together with all Exhibits hereto which are made a part hereof, constitutes the entire agreement between the parties pertaining to its subject matter, and supersedes, merges and voids all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto, whether written or oral. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver unless it expressly provides such by its terms. No waiver shall be binding unless executed in writing by the party making the waiver.

9.4 Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original (including signatures delivered via facsimile or PDF) and all of which taken together shall constitute one agreement and the same instrument shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. The parties may deliver this Agreement by facsimile or PDF and each party shall be permitted to rely on the signatures so transmitted to the same extent and effect as if they were original signatures.

9.5 Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the parties, their heirs, executors, administrators, successors and all other persons hereafter that become a party hereto. No rights or obligations hereunder may be assigned by any party without the written consent of the Seller (in the case a Buyer is the assigning party) or the relevant Buyer (in the case the Seller is the assigning party). Any attempted transfer or assignment by any party of its rights and obligations under this Agreement, without the consent of the other party, shall be null and void.

9.6 Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the party or to an officer of the party to whom the same is directed, or (b) sent by facsimile or other electronic or digital transmission method (including e-mail), or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Seller:

C.P. Pharmaceuticals International C.V.

c/o Pfizer Inc.

235 East 42nd Street

New York, NY 10017

Attention: Brian McMahon, Vice President and Assistant Treasurer

Facsimile: 212-716-5452

E-mail: Brian.McMahon@Pfizer.com

If to any Buyer:

c/o T. Rowe Price Associates, Inc., investment adviser

100 East Pratt Street

Baltimore, MD 21202

Attention: Andrew Baek and Margie Schwartz

Facsimile: 410-345-6575

E-mail: andrew_baek@troweprice.com; margie_schwartz@troweprice.com or to such other address as such party may from time to time specify in writing to the other parties hereto. Any such notice shall be deemed to be delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally, (ii) upon receipt, if sent by facsimile or other electronic or digital transmission method (including e-mail), or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

9.8 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

9.9 Survival of Representations and Warranties. The representations and warranties made by Seller and each of the Buyers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

9.10 Expenses. Each party shall pay the expenses and costs incurred by it incidental to the preparation of this Agreement, the performance and compliance with all agreements contained in this Agreement to be performed or complied with by them and the consummation of the transactions contemplated hereby.

9.11 Specific Enforcement. Notwithstanding anything to the contrary set forth herein, it is agreed and understood that monetary damages would not adequately compensate an injured party hereto for the breach of this Agreement by any other party hereto, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

SELLER:

For and on behalf of C. P. Pharmaceuticals International C.V., by its General Partners

Pfizer Production LLC
As general partner for and on behalf of
C. P. Pharmaceuticals International C.V.

By:	/s/ Brian McMahon
Name:	Brian McMahon
Title:	Senior Vice President

Pfizer Manufacturing LLC
As general partner for and on behalf of
C. P. Pharmaceuticals International C.V.

By:	/s/ Brian Byala
Name:	Brian Byala
Title:	Senior Vice President

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

BUYERS:

T. ROWE PRICE HEALTH SCIENCES FUND, INC.
TD MUTUAL FUNDS-TD HEALTH SCIENCES FUND VALIC COMPANY I-HEALTH SCIENCES FUND
T. ROWE PRICE HEALTH SCIENCES PORTFOLIO Each account, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Jon Wood
Name:	/s/ Jon Wood
Title:	Vice President

Address:

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202
Attn.: Andrew Baek, Vice President and Senior Legal Counsel Phone: 410-345 -2090
Email: andrew_baek@troweprice.com

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

BUYERS:

T. ROWE PRICE NEW HORIZONS FUND, INC.
T. ROWE PRICE NEW HORIZONS TRUST
T. ROWE PRICE U.S. EQUITIES TRUST
MASSMUTUAL SELECT FUNDS - MASSMUTUAL SELECT
T. ROWE PRICE SMALL AND MID CAP BLEND FUND NEW YORK CITY DEFERRED COMPENSATION PLAN SAINT-GOBAIN CORPORATION
DOW RETIREMENT GROUP TRUST
JOHNSON & JOHNSON PENSION AND SAVINGS PLANS MASTER TRUST
BANK OF AMERICA PENSION PLAN
Eac h account, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Alex Roik
Name:	/s/ Alex Roik
Title:	Vice President

Address:

T. Rowe Price Associates, Inc. l 00 East Pratt Street Baltimore, MD 21202
Attn.: Andrew Baek, Vice President and Senior Legal Counsel Phone: 410-345-2090
Email: andrew_baek@troweprice.com

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

BUYERS:

T. ROWE PRICE SMALL-CAP STOCK FUND, INC.
TD MUTUAL FUNDS - TD U.S. SMALL-CAP EQUITY FUND
T. ROWE PRICE PERSONAL STRATEGY INCOME FUND
T. ROWE PRICE PERSONAL STRATEGY BALANCED PORTFOLIO
T. ROWE PRICE PERSONAL STRATEGY GROWTH FUND
T. ROWE PRICE PERSONAL STRATEGY BALANCED FUND
T. ROWE PRICE INSTITUTIONAL SMALL-CAP STOCK FUND VALIC COMPANY I - SMALL CAP FUND
U.S. SMALL-CAP STOCK TRUST MINNESOTA LIFE INSURANCE COMPANY
T. ROWE PRICE U.S. SMALL-CAP CORE EQUITY TRUST COSTCO 401(K) RETIREMENT PLAN
MASSMUTUAL SELECT FUNDS - MASSMUTUAL SELECT T. ROWE PRICE SMALL AND MID CAP BLEND FUND
Each account, severally not jointly

By:	/s/ Dave Wagner
Name:	/s/ Dave Wagner
Title:	Vice President

Address:

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202
Attn.: Andrew Baek, Vice President and Senior Legal Counsel Phone: 410-345-2090
Email: andrew_baek@troweprice.com

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

BUYERS:

T. ROWE PRICE MID-CAP GROWTH FUND, INC.
TD MUTUAL FUNDS - TD U.S. MID-CAP GROWTH FUND
JNL SERIES TRUST-JNL/T. ROWE PRICE MID-CAP GROWTH FUND
T. ROWE PRICE INSTITUTIONAL MID-CAP EQUITY GROWTH FUND
T. ROWE PRICE MID-CAP GROWTH PORTFOLIO
GREAT-WEST FUNDS, INC. - GREAT-WEST T. ROWE PRICE MID CAP GROWTH FUND
MASSMUTUAL SELECT FUNDS - MASSMUTUAL SELECT MID CAP GROWTH FUND
SAINT-GOBAIN CORPORATION
MARRIOTT INTERNATIONAL, INC. POOLED INVESTMENT TRUST FOR PARTICIPANT DIRECTED ACCOUNTS
BRIGHTHOUSE FUNDS TRUST I - T. ROWE PRICE MID CAP
GROWTH PORTFOLIO
MML SERIES INVESTMENT FUND - MML MID CAP GROWTH FUND
T. ROWE PRICE U.S. EQUITIES TRUST
T. ROWE PRICE U.S. MID-CAP GROWTH EQUITY TRUST L’OREAL USA, INC. EMPLOYEE RETIREMENT SAVINGS PLAN COSTCO 401(K) RETIREMENT PLAN
MASSMUTUAL SELECT FUNDS - MASSMUTUAL SELECT T. ROWE PRICE SMALL AND MID CAP BLEND FUND
Each account, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Brian Berghuis
Name:	/s/ Brian Berghuis
Title:	Vice President

Address:

T. Rowe Price Associates, Inc. l 00 East Pratt Street Baltimore, MD 21202
Attn.: Andrew Baek, Vice President and Senior Legal Counsel Phone: 410-345-2090
Email: andrew_baek@troweprice.com

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

BUYERS:

BRIGHTHOUSE FUNDS TRUST II - T. ROWE PRICE SMALL CAP GROWTH PORTFOLIO
T. ROWE PRICE QM U.S. SMALL-CAP GROWTH EQUITY FUND MASTER PENSION TRUST OF CSX CORPORATION AND
AFFILIATED COMPANIES
MULTI-MANAGERSMALL CAP GROWTH FUND
T. ROWE PRICE QM U.S. SMALL & MID-CAP CORE EQUITY FUND
Each account, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Sudhir Nanda
Name:	/s/ Sudhir Nanda
Title:	Vice President

Address:

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202
Attn.: Andrew Baek, Vice President and Senior Legal Counsel Phone: 410-345-2090
Email: andrew_ baek@troweprice.com

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

BUYERS:

SEASONS SERIES TRUST- SA MULTI-MANAGED MID CAP GROWTH PORTFOLIO
T. ROWE PRICE DIVERSIFIED MID-CAP GROWTH FUND, INC. LINCOLN VARIABLE INSURANCE PRODUCTS TRUST- LVIP T. ROWE PRICE STRUCTURED MID-CAP GROWTH FUND
VOYA PARTNERS, INC.- VY T. ROWE PRICE DIVERSIFIED MID CAP GROWTH PORTFOLIO
LINCOLN VARIABLE INSURANCE PRODUCTS TRUST- LVIP BLENDED MID CAP MANAGED VOLATILITY FUND
T. ROWE PRICE TAX-EFFICIENTEQUITY FUND
Each account, severally not jointly

By:	/s/ Don Easley
Name:	/s/ Don Easley
Title:	Vice President

Address:

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202
Attn.: Andrew Baek, Vice President and Senior Legal Counsel Phone:410-345-2090
Email: andrew_baek@troweprice.com

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

COMPANY:

ICU MEDICAL, INC.

By:	/s/ Scott Lamb
Name:	Scott Lamb
Title:	CFO

Exhibit A

Buyers and Shares Purchased

Buyer	Total Number of Shares of Common Stock Purchased	Aggregate Purchase Price
T. Rowe Price New Horizons Fund, Inc.	491,311	$102,806,826.75
New York City Deferred Compensation Plan	15,010	$3,140,842.50
T. Rowe Price New Horizons Trust	57,582	$12,049,033.50
T. Rowe Price U.S. Equities Trust	3,559	$744,720.75
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund	1,561	$326,639.25
Saint-Gobain Corporation	547	$114,459.75
DOW RETIREMENT GROUP TRUST	4,754	$994,774.50
JOHNSON & JOHNSON PENSION AND SAVINGS PLANS MASTER TRUST	13,391	$2,802,066.75
Bank of America Pension Plan	3,066	$641,560.50
Brighthouse Funds Trust II - T. Rowe Price Small Cap Growth Portfolio	5,706	$1,193,980.50
T. Rowe Price QM U.S. Small-Cap Growth Equity Fund	30,898	$6,465,406.50
Master Pension Trust of CSX Corporation and Affiliated Companies	340	$71,145.00
Multi-Manager Small Cap Growth Fund	22	$4,603.50
T. Rowe Price QM U.S. Small & Mid-Cap Core Equity Fund	342	$71,563.50
T. Rowe Price Mid-Cap Growth Fund, Inc.	515,737	$107,917,967.25
TD Mutual Funds - TD U.S. Mid-Cap Growth Fund	22,184	$4,642,002.00
JNL Series Trust - JNL/T. Rowe Price Mid-Cap Growth Fund	94,246	$19,720,975.50
T. Rowe Price Institutional Mid-Cap Equity Growth Fund	117,738	$24,636,676.50
T. Rowe Price Mid-Cap Growth Portfolio	7,826	$1,637,590.50
Great-West Funds, Inc. - Great-West T. Rowe Price Mid Cap Growth Fund	25,947	$5,429,409.75
MassMutual Select Funds - MassMutual Select Mid Cap Growth Fund	95,636	$20,011,833.00
Saint-Gobain Corporation	97	$20,297.25
Marriott International, Inc. Pooled Investment Trust For Participant Directed Accounts	9,735	$2,037,048.75
Brighthouse Funds Trust I - T. Rowe Price Mid Cap Growth Portfolio	27,276	$5,707,503.00
MML Series Investment Fund - MML Mid Cap Growth Fund	7,677	$1,606,412.25
T. Rowe Price U.S. Equities Trust	3,096	$647,838.00
T. Rowe Price U.S. Mid-Cap Growth Equity Trust	46,356	$9,699,993.00
L’Oreal USA, Inc. Employee Retirement Savings Plan	2,573	$538,400.25
Costco 401(k) Retirement Plan	17,545	$3,671,291.25
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund	2,041	$427,079.25
T. Rowe Price Small-Cap Stock Fund, Inc.	148,235	$31,018,173.75
TD Mutual Funds - TD U.S. Small-Cap Equity Fund	6,675	$1,396,743.75
T. Rowe Price Personal Strategy Income Fund	1,214	$254,029.50
T. Rowe Price Personal Strategy Balanced Portfolio	146	$30,550.50
T. Rowe Price Personal Strategy Growth Fund	2,629	$550,118.25
T. Rowe Price Personal Strategy Balanced Fund	1,837	$384,392.25
T. Rowe Price Institutional Small-Cap Stock Fund	72,222	$15,112,453.50
VALIC Company I - Small Cap Fund	1,539	$322,035.75
U.S. Small-Cap Stock Trust	6,045	$1,264,916.25
Minnesota Life Insurance Company	1,525	$319,106.25
T. Rowe Price U.S. Small-Cap Core Equity Trust	25,147	$5,262,009.75
Costco 401(k) Retirement Plan	6,369	$1,332,713.25
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund	1,178	$246,496.50
T. Rowe Price Health Sciences Fund, Inc.	289,417	$60,560,507.25
TD Mutual Funds - TD Health Sciences Fund	17,089	$3,575,873.25
VALIC Company I - Health Sciences Fund	17,741	$3,712,304.25
T. Rowe Price Health Sciences Portfolio	13,178	$2,757,496.50
Seasons Series Trust - SA Multi-Managed Mid Cap Growth Portfolio	298	$62,356.50
T. Rowe Price Diversified Mid-Cap Growth Fund, Inc.	4,310	$901,867.50
Lincoln Variable Insurance Products Trust - LVIP T. Rowe Price Structured Mid-Cap Growth Fund	3,389	$709,148.25
Voya Partners, Inc. - VY T. Rowe Price Diversified Mid Cap Growth Portfolio	4,126	$863,365.50
Lincoln Variable Insurance Products Trust – LVIP Blended Mid Cap Managed Volatility Fund	1,279	$267,630.75